Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 91 to the Registration Statement on Form N-1A of Fidelity Select Portfolios: Energy Portfolio, Energy Service Portfolio, Natural Gas Portfolio, Natural Resources Portfolio, Communications Equipment Portfolio, Computers Portfolio, Electronics Portfolio, IT Services Portfolio, Software and Computer Services Portfolio, and Technology Portfolio of our report dated April 16, 2010; Banking Portfolio, Brokerage and Investment Management Portfolio, Financial Services Portfolio, Home Finance Portfolio, and Insurance Portfolio of our report dated April 14, 2010; Automotive Portfolio, Construction and Housing Portfolio, Consumer Discretionary Portfolio, Leisure Portfolio, Multimedia Portfolio, and Retailing Portfolio, Biotechnology Portfolio, Health Care Portfolio, Medical Delivery Portfolio, Medical Equipment and Systems Portfolio, Pharmaceuticals Portfolio, Air Transportation Portfolio, Defense and Aerospace Portfolio, Environmental Portfolio, Industrial Equipment Portfolio, Industrials Portfolio, and Transportation Portfolio of our report dated April 13, 2010; Consumer Staples Portfolio, Chemicals Portfolio, Gold Portfolio, Materials Portfolio, Telecommunications Portfolio, and Wireless Portfolio of our report dated April 19, 2010; and Fidelity Select Utilities Portfolio of our report dated April 12, 2010 on the financial statements and financial highlights included in the February 28, 2010 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2010